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                                                                    EXHIBIT 10.7

                                AMENDMENT NO. 1
                                    TO THE
                              VENCOR, INC. 401(K)
                            MASTER TRUST AGREEMENT


     This is Amendment No. 1 ("Amendment") to the Vencor, Inc. Master Trust Agreement which was effective January 1, 1997 with Wachovia Bank of North Carolina, N.A. (The "Trust Agreement").

                                    RECITAL

     The parties wish to amend the Trust Agreement to clarify its original intent.

                                   AMENDMENT

     1.   This Amendment shall be effective as of January 1, 1997.

     2. All capitalized terms used herein and not otherwise defined shall have the meaning given in the Trust Agreement.

     3. Section 3.5 of the Trust Agreement is hereby amended so that as amended it shall read in its entirety as follows:

          "Section 3.05  The Trustee shall be a directed Trustee only, with no
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          discretionary authority or responsibility, with respect to the assets of the Plans allocated or allocable to the accounts of the Participants. The Committee, as a named fiduciary, shall be solely responsible for the investment of the assets of the Plans allocated or allocable to the accounts of Participants (except as provided more specifically in paragraph (i) immediately below or by Section 5.18 of the Trust). Without limitation, the Committee, as named fiduciary,

               (i) shall be responsible for investing such assets, except to the extent that such investment responsibility is delegated to one or more investment managers (other than the Trustee) under Section 403(a)(2) of the Act;

               (ii) shall, to the extent that Participants and their Beneficiaries are given the right to direct the investment of their accounts, be the fiduciary to whom Participants and Beneficiaries are entitled to give such investment directions and the fiduciary responsible for carrying out such investment directions (by directing the Trustee or otherwise);
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               (iii)  shall, except to the extent that Section 404(c) of the Act provides that it is not responsible because the Participant or Beneficiary has exercised control over his account, be responsible for any loss by reason of any breach of its fiduciary obligations hereunder; and

               (iv) shall be responsible for determining whether the documents and instruments governing the investment of the assets allocated or allocable to the accounts are consistent with the provisions of Titles I and IV of the Act, and if not, investing such assets in accordance with Titles I and IV of the Act notwithstanding such documents and instruments.

IN WITNESS WHEREOF, this Amendment has been executed as of the dates set forth below.


                              VENCOR, INC.


                              By     /s/  Cecelia A. Hagan
                                --------------------------------------

                              Title: Vice President of Human Resources
                                    ----------------------------------

                              Date:   7/16/97
                                   -----------------------------------

                              WACHOVIA BANK OF NORTH
                              CAROLINA, N.A.


                              By /s/ JOHN TRALONGO
                                --------------------------------------

                              Title:  Vice President
                                    ------------------------------

                              Date:  5/13/97
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